SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):    April 23, 1999

                                    IPI, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         Minnesota                       0-23902                41-1449312
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation                                      Identification No.)



15155 Technology Drive
Eden Prairie, Minnesota                                 55344
----------------------------------------              ----------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (612) 975-6200

Item 5.    Other Events

           Effective April 23, 1999, IPI, Inc. acquired the business assets of Regency Plaza Printing through an affiliated company, Texas IPI, L.P. The business is located in Dallas, Texas. A press release regarding the acquisition is attached as Exhibit 1.



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


FROM:                                                              EXHIBIT 1
                                                                   ---------

IPI, Inc.
15155 Technology Drive
Eden Prairie, Minnesota 55344
United States
(612) 975-6246
www.insty-prints.com
Contact:  David Engel, CFO

FOR IMMEDIATE RELEASE                                           April 27, 1999


                       IPI ACQUIRES REGENCY PLAZA PRINTING

--------------------------------------------------------------------------------

MINNEAPOLIS, April 27--IPI, Inc. (NASDAQ:INST) announced today that, effective April 23, 1999, it purchased the business assets of Regency Plaza Printing through an affiliated company, Texas IPI, L.P. The business is located in Dallas, Texas.

Bob Sutter, Chairman and President of IPI, Inc., commented: "This is our first acquisition within our strategy to grow corporate owned printing centers. This strategy, first disclosed in late 1998, is focused on the acquisition of larger independent quick printers and operating these as corporate locations. With this acquisition, the Company has two corporate locations. Our plans over the next few years are to acquire about 20 locations, which would likely increase annual revenues in the range of $40-50 million. Through this strategy, we can leverage our knowledge, systems and financial resources to grow within the printing industry."

"IPI continues to look for acquisitions or related transactions outside the printing industry. We are looking for growth opportunities, primarily in business-to-business services, where our management, operating systems and financial resources can add value. As reported at quarter end February 28, 1999, the Company has the financial resources needed to execute its plans with cash and marketable securities of $9.8 million, no debt and a net worth of $16.3 million."

IPI, Inc. is the parent company of Insty-Prints, Inc., a leading franchisor of approximately 250 fast-turnaround business printing operations. Insty-Prints had total 1998 system sales of approximately $130 million.

Except for historical financial information, the information contained in this news release is forward-looking and subject to certain risks as described in the company's filings with the Securities and Exchange Commission, including the company's Form 10-KSB for the fiscal year ended November 30, 1998 and Form 10-QSB for the quarter ended February 28, 1999.



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




SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               IPI, Inc.



                               By:   /S/ David M. Engel
                                     -------------------------------------------
                                     David M. Engel
                                     Vice President of Finance & Chief Financial
                                     Officer

Dated:        May 7, 1999



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